UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

-----------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2004

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2004, pursuant to an asset purchase agreement (the “Agreement”), dated October 19, 2004, by and among FuelCell Energy, Inc. (“FuelCell”), its wholly-owned Canadian subsidiary, FuelCell Energy, Ltd., Versa Power Systems, Inc., a Delaware corporation, and Versa Power Systems, Ltd., a Canadian corporation and wholly-owned subsidiary of Versa Power Systems, Inc., FuelCell Energy, Ltd. transferred substantially all of its solid oxide fuel cell (SOFC) assets and operations (including manufacturing and test equipment, intellectual property and personnel) to Versa Power Systems, Ltd. In exchange, FuelCell received 5,714 shares of Versa Power Systems, Inc. common stock, increasing FuelCell’s ownership position in Versa to 7,714 shares, or 42 percent. No cash was exchanged in the transaction. The consideration received by FuelCell in the transaction was determined based upon arms-length negotiations of the parties.

In connection with the transaction, FuelCell was granted a second seat on Versa’s board, which was increased from six to seven members. Jerry D. Leitman, FuelCell’s President and Chief Executive Officer, was named a new director of Versa. Dr. Hansraj C. Maru, FuelCell’s Chief Technology Officer, is also a member of Versa’s board.

Versa, founded in September 2001, is a joint venture of the Gas Technology Institute, Electric Power Research Institute, the University of Utah, Materials and Systems Research Inc. and FuelCell. Versa’s proprietary intellectual property includes a patented planar SOFC system and process that uses a unique cell configuration and components designed to enable operation at much lower temperature with increased power density. FuelCell joined with Versa to pursue the United States Department of Energy’s (DOE) Solid State Energy Conversion Alliance (SECA) program in 2002.

FuelCell was selected in April 2003 by the DOE and will continue as prime contractor for the cost-shared SECA program, with Versa as a sub-contractor. Other SECA team participants include Dana Corporation and Pacific Northwest National Laboratory.

Prior to the completion of the transaction, on October 29, 2004, FuelCell redeemed all of the approximately 2 million issued and outstanding exchangeable shares issued by FuelCell Energy, Ltd. The exchangeable shares were redeemed in exchange for shares of FuelCell Energy, Inc. common stock on a one-for-one basis. The redemption had no impact on the total number of shares of FuelCell common stock deemed outstanding.

Following the transaction, FuelCell pledged the Versa shares received in the transaction to Enbridge, Inc., the holder of all of the Series 1 Preferred Shares issued by FuelCell Energy, Ltd. The pledge secures FuelCell’s existing guaranty of the obligations of FuelCell Energy, Ltd. under the Series 1 Preferred Shares to Enbridge.

FuelCell and Enbridge are currently party to a distribution agreement, which names Enbridge as FuelCell’s Canadian DFC power plant distributor. The distribution agreement also granted warrants to Enbridge to purchase 500,000 shares of FuelCell common stock, which vest based on DFC power plant sales volume. George K. Petty, a member of FuelCell’s board, is a director of Enbridge.

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Pursuant to the terms of the transaction, FuelCell expects to incur cash costs in the range of approximately $1.0 million to $1.5 million related to severance and facility consolidations in Calgary, Canada. Approximately $0.1 million of this amount is related to severance payments to employees paid during FuelCell’s quarter ended October 31, 2004. The remaining payments are expected to be made during FuelCell’s fiscal year end October 31, 2005. In addition, FuelCell has committed to paying future severance costs for time and service accrued up to November 1, 2004 by employees that are moving to Versa in the event that they are terminated by Versa Power Systems, Ltd. (or its parent). FuelCell’s liability for such severance costs is limited to the period commencing on November 1, 2004 through the earlier of (1) award of Phase 2 of the SECA program to FuelCell, (2) one year after completion of Phase 1 of the SECA program, or (3) February 26, 2008. Subsequent to this period, Versa Power Systems, Ltd. (or its parent) will be responsible for the severance liability for such employees. FuelCell estimates this liability at approximately $0.8 million. FuelCell also expects to incur non-cash costs in the range of $0.5 million to $1.0 million related to impairments of certain fixed assets not-assumed by Versa.

A copy of the Agreement is provided herewith as Exhibit 2.1. The foregoing description of the Agreement is qualified in its entirety by reference to the complete copy of the Agreement provided herewith.

Item 9.01. Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

The following unaudited pro forma consolidated balance sheet as of July 31, 2004 has been prepared to give effect to the disposition by FuelCell of the assets and operations sold to Versa Power Systems, Inc. in exchange for 5,714 shares of Versa Power Systems, Inc. common stock as if the disposition had occurred as of July 31, 2004.

The following unaudited pro forma consolidated statement of operations for the nine months ended July 31, 2004 has been prepared to give effect to the disposition by FuelCell of the assets and operations sold to Versa Power Systems, Inc. in exchange for 5,714 shares of Versa Power Systems, Inc. common stock as if the disposition had occurred as of November 1, 2003.

The unaudited pro forma consolidated financial data has been derived by FuelCell by the application of pro forma adjustments to the unaudited consolidated financial statements of FuelCell as of and for the nine months ended July 31, 2004.

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The unaudited pro forma consolidated financial data does not purport to be indicative of the financial position or results of operations which would have been attained had the disposition been consummated on the dates indicated or which may be attained in the future. The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated balance sheet and the notes to the unaudited pro forma consolidated statements of operations, are based on available information and upon certain assumptions which management believes to be reasonable. These pro forma statements should be read in conjunction with the historical financial statements and accompanying notes of FuelCell. Comparative pro forma financial statements as of and for the year ended October 31, 2003 have not been presented as FuelCell acquired the assets and operations of the Solid Oxide Fuel Cell business in November 2004. Thus, there were no pro forma adjustments necessary as of and for the year ended October 31, 2003.

The audited consolidated financial statements for FuelCell for the year ended October 31, 2003 are contained in FuelCell’s Annual Report on Form 10-K for the year ended October 31, 2003. The unaudited consolidated financial statements for FuelCell for the nine months ended July 31, 2004 are contained in FuelCell’s quarterly report for the quarter ended July 31, 2004 on Form 10-Q.

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FUELCELL ENERGY, INC.

Pro Forma Consolidated Balance Sheet

(UNAUDITED)

(Dollars in thousands, except share and per share amounts)

	July 31, 2004	Pro Forma Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$66,794	$--		$66,794
Investments: U.S. treasury securities	87,863	--		87,863
Accounts receivable, net	6,021	--		6,021
Inventories, net	14,941	--		14,941
Other current assets	5,738	--		5,738
Total current assets	181,357	--		181,357

Property, plant and equipment, net	49,380	(7,894)	(1)	41,486
Investments: U.S. treasury securities	14,764	--		14,764
Goodwill	4,760	(4,760)	(1)	--
Equity investments	--	14,621	(2)	14,621
Other assets, net	3,728	(2,125)	(3)	1,603
Total assets	$253,989	$(158)		$253,831

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$518	$--		$518
Accounts payable	7,071	--		7,071
Accrued liabilities	4,476	--		4,476
Deferred license fee income	113	--		113
Deferred revenue	6,486	--		6,486
Total current liabilities	18,664	--		18,664

Long-term debt and other liabilities	1,605	--		1,605
Total liabilities	20,269	--		20,269

Shareholders’ equity
Common stock ($.0001 par value); 150,000,000 shares authorized at July 31, 2004 and October 31, 2003; 48,127,032 and 39,423,133 shares issued and outstanding at July 31, 2004 and October 31, 2003, respectively	5	--		5
Preferred shares of subsidiary	9,687	--		9,687
Additional paid-in capital	425,165	--		425,165
Accumulated deficit	(201,137)	(158)	(4)	(201,295)
Total shareholders’ equity	233,720	(158)		233,562

Total liabilities and shareholders’ equity	$253,989	$(158)		$253,831

See accompanying notes to consolidated financial statements.

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FUELCELL ENERGY, INC.
Pro Forma Consolidated Statement of Operations
(UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Nine Months Ended July 31, 2004
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues:
Research and development contracts	$14,913	$--		$14,913
Product sales and revenues	7,598	--		7,598
Total revenues	22,511	--		22,511

Costs and expenses:
Cost of research and development contracts	21,882	--		21,882
Cost of product sales and revenues	26,930	--		26,930
Administrative and selling expenses	10,872	(602)	(5)	10,270
Research and development expenses	18,982	(6,756)	(5)	12,226
Purchased in-process research and development	12,200	(12,200)	(5)	--
Total costs and expenses	90,866	(19,558)		71,308

Loss from operations	(68,355)	19,558		(48,797)

License fee income, net	204	--		204
Interest expense	(92)	--		(92)
Loss on equity investments	--	(8,311)	(6)	(8,311)
Interest and other income, net	1,738	--		1,738

Net loss from continuing operations before provision for income tax	(66,505)	11,247		$(55,258)

Provision for income taxes	--	--		--

Net loss from continuing operations	$(65,659)	$11,247		$(55,258)
Loss per share basic and diluted:
Continuing operations	$(1.39)	$0.24		$(1.15)
Basic and diluted weighted average shares outstanding	47,874,599	47,874,599		47,874,599

See accompanying notes to pro forma consolidated financial statements.

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Notes to Pro Forma Consolidated Financial Statements

(1)	Pursuant to the terms of the Asset Purchase Agreement all Solid Oxide Fuel Cell intellectual property and the majority of FuelCell Energy, Ltd.’s fixed assets were sold to Versa Power Systems, Inc. (Versa) in exchange for 5,714 shares of Versa Power Systems, Inc. This resulted in fixed assets totaling $7.9 million and goodwill totaling $4.8 million being combined as the fair value of the Company’s investment in Versa.

(2)	The increase in Equity investments totaling $14.6 million is summarized as follows:

Fair value of assets sold to Versa	$12,654
Prior investment in Versa, reclassified from “Other assets, net”	2,000
Other equity investments reclassified from “Other assets, net”	125
Historical equity method losses in Versa	(158)
Total Equity investments	$14,621

(3)	The Company has reclassified out of “Other assets, net” a prior investment in Versa totaling $2.0 million and another equity investment totaling $0.1 million.

(4)	As the Company has increased its ownership percentage in Versa to approximately 42%, this investment will be accounted for under the equity method of accounting in future periods. Under the equity method of accounting, the Company’s pro rata share of income or losses will increase or decrease the value of the Company’s investment. Historical pro rata losses, calculated at historical investment percentages have been recognized in conjunction with switching from the cost to equity method. This resulted in a charge of $0.2 million being recorded against Accumulated deficit. Of this charge, approximately $0.1 million relates to the nine-months ended July 31, 2004.

(5)	The results of operations of the Canadian Solid Oxide Fuel Cell business have been eliminated from the Consolidated Statement of Operations as of November 1, 2003 as the Company has sold the operation and assets to Versa.

(6)	The Company will account for its investment in Versa under the equity method of accounting. The pro rata share of equity losses for the nine months ended July 31, 2004 would have been approximately $8.3 million assuming a 42% ownership percentage in Versa as of November 1, 2003. This pro forma calculation assumes that operating expenses incurred by the Company related to the Solid Oxide Fuel Cell business would have been incurred by Versa during the nine months ended July 31, 2004.

FuelCell also expects to incur certain non-recurring charges related to this transaction which have not been reflected in the pro forma financial statements. These charges include:

•	Cash payments in the range of approximately $1.0 million to $1.5 million related to employee severance and facility consolidations in Calgary, Canada. Approximately $0.1 million of this amount is related to severance payments to employees paid during FuelCell’s quarter ended October 31, 2004. The remaining payments are expected to be made during FuelCell’s fiscal year end October 31, 2005.

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•	FuelCell has committed to paying future severance costs for time and service accrued up to November 1, 2004 by employees that are moving to Versa in the event that they are terminated Versa Power Systems, Ltd. (or its parent). FuelCell’s liability for such severance costs is limited to the period commencing on November 1, 2004 through the earlier of (1) the award of Phase 2 of the U.S. Department of Energy (“DOE”) Solid-State Energy Conversion Alliance (“SECA”) program to FuelCell, (2) one year after the completion of Phase 1 of the SECA program, or (3) February 26, 2008. Subsequent to this period Versa Power Systems, Ltd. (or its parent) shall be responsible for all severance liability thereafter for all such employees. FuelCell estimates this liability at approximately $0.8 million.

•	Non-cash costs in the range of $0.5 million to $1.0 million related to impairments of certain fixed assets not-assumed by Versa.

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(c)Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 19, 2004, by and among FuelCell Energy, Inc., FuelCell Energy, Ltd., Versa Power Systems, Inc. and Versa Power Systems, Ltd. (incorporated by reference to Exhibit 99.1 to the Form 8-K of FuelCell Energy, Inc. filed with the Commission on October 25, 2004).*

*Schedules to this agreement have not been included. A copy of these items will be furnished to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 5, 2004	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 19, 2004, by and among FuelCell Energy, Inc., FuelCell Energy, Ltd., Versa Power Systems, Inc. and Versa Power Systems, Ltd. (incorporated by reference to Exhibit 99.1 to the Form 8-K of FuelCell Energy, Inc. filed with the Commission on October 25, 2004).*

*Schedules to this agreement have not been included. A copy of these items will be furnished to the Securities and Exchange Commission upon its request.

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